Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Kiniksa Pharmaceuticals International, plc

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(3)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Unallocated (Universal Shelf)	(1)	457(o)	$400,000,000	N/A	$400,000,000	0.00014760	$59,040
	Total Offering Amounts							$400,000,000
	Total Fees Previously Paid							-
	Total Fee Offsets							$16,256.80(3)
	Net Fee Due							$42,783.20

(1)	An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices and, in addition, an unspecified number of additional Class A Ordinary Shares is being registered as may be issued from time to time upon conversion of any Debt Securities that are convertible into Class A Ordinary Shares or pursuant to any anti-dilution adjustments with respect to any such convertible Debt Securities.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”).

(3)	Represents the total of the fee offsets claimed pursuant to Rule 457(p) under the Securities Act for the portion of registration fee previously paid with respect to the unsold securities registered pursuant to Kiniksa Pharmaceuticals, Ltd.’s (“Old Kiniksa”) Registration Statement on Form S-3 (No. 333-264746) (the “2022 Registration Statement”), which became effective on May 17, 2022 and was subsequently terminated.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Kiniksa Pharmaceuticals, Ltd.	S-3	333-264746	May 6, 2022		$16,256.80(1)	Unallocated (Universal Shelf)	Unallocated (Universal Shelf)	(1)	$175,370,001
Fee Offset Sources	Kiniksa Pharmaceuticals, Ltd.	S-3	333-264746		May 6, 2022						$16,256.80(1)

(1)	A fee of $16,256.80 was previously paid in connection with the 2022 Registration Statement, which registered an aggregate principal amount of $400,000,000 of common shares, preferred shares, debt securities, warrants and units to be offered by Old Kiniksa from time to time. An aggregate offering amount of $400,000,000 remained unsold under the 2022 Registration Statement at the time of its termination. Pursuant to Rule 457(p), a remaining fee amount of $16,256.80 represents the portion of registration fee previously paid with respect to the unsold aggregate offering amount of $400,000,000, which is being used to offset the fee due in connection with the filing of this registration statement.